EXHIBIT 3.1
                      AMENDED AND RESTATED
                    ARTICLES OF INCORPORATION
                               OF
                   HEARTLAND BANCSHARES, INC.

     Heartland Bancshares, Inc. (the "Corporation"), a corporation duly organized and existing pursuant to the provisions of the Indiana Business Corporation Law (the "Corporation Law"), hereby amends and restates its Articles of Incorporation as follows.

                            ARTICLE I
                              Name

     The name of the Corporation is Heartland Bancshares, Inc.

                           ARTICLE II
                   Registered Office and Agent

     The street address of the Corporation's registered office is 1681 N. 125 W., Franklin, Indiana 46131, and the name of its registered agent at such office is Steven L. Bechman.

                           ARTICLE III
                    Number and Classification
                      of Authorized Shares

     The total number of shares that the Corporation has authority to issue shall be 12,000,000 shares consisting of 10,000,000 common shares (the "Common Shares") and 2,000,000 preferred shares (the
"Preferred Shares").

     The Corporation's Common Shares and Preferred Shares shall have no par value, except that, solely for the purpose of any statute or regulation imposing any tax or fee based upon the capitalization of the Corporation, all of the Corporation's Common Shares and Preferred Shares shall be deemed to have a par value of $0.01 per share.

                           ARTICLE IV
                         Terms of Shares

     SECTION 1. GENERAL TERMS OF ALL SHARES. The Corporation shall have the power to acquire (by purchase, redemption, or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel, or otherwise dispose of the shares of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana. The power to purchase, redeem, or otherwise acquire the Corporation's own shares, directly or indirectly, may be exercised without pro rata treatment of the owners or holders of any class or series of shares. The Corporation may not purchase, redeem or otherwise acquire the Corporation's own shares if, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities (without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the purchase, redemption, or other acquisition, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of the shares of the Corporation being purchased, redeemed, or otherwise acquired, unless otherwise expressly provided with respect to a series of Preferred Shares in the provisions of these Amended and Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 3(a) of this Article IV describing the terms of such series). Shares of the Corporation purchased, redeemed, or otherwise acquired by it shall constitute authorized but unissued shares, unless the Board of Directors shall at any time adopt a resolution providing that such shares constitute authorized and issued but not outstanding shares.

     The Board of Directors of the Corporation may dispose of, issue, and sell shares in accordance with, and in such amounts as may be permitted by, the laws of the State of Indiana and the provisions of these Amended and Restated Articles of Incorporation and for such consideration, at such price or prices, at such time or times and upon such terms and conditions (including the privilege of selectively repurchasing the same) as the Board of Directors of the Corporation shall determine, without the authorization or approval by any shareholders of the Corporation. Shares may be disposed of, issued, and sold to such persons, firms, or corporations as the Board of Directors may determine, without any preemptive or other right on the part of the owners or holders of other shares of the Corporation of any class or kind to acquire such shares by reason of their ownership of such other shares.

     The Corporation shall have the power to declare and pay dividends or other distributions upon the issued and outstanding shares of the Corporation, subject to the limitation that a dividend or other distribution may not be made if, after giving it effect, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities (without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the dividend or other distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of shares receiving the dividend or other distribution, unless otherwise expressly provided with respect to a series of Preferred Shares in the provisions of these Amended and Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 3(a) of this Article IV describing the terms of such series). The Corporation shall have the power to issue shares of one class or series as a share dividend or other distribution in respect of that class or series or one or more other classes or series, except as may be otherwise provided with respect to a series of Preferred Shares in the provisions of these Amended and Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 3(a) of this Article IV describing the terms of such series.

     SECTION 2. TERMS OF COMMON SHARES. The Common Shares shall be equal in every respect insofar as their relationship to the Corporation is concerned, but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation. Subject to the rights of the holders of any issued and outstanding Preferred Shares under this Article IV, the holders of Common Shares shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions, or other acquisitions of Common Shares of the Corporation), if any, as are declared and paid from time to time on the Common Shares at the discretion of the Board of Directors. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, after payment shall have been made to the holders of the Preferred Shares of the full amount to which they shall be entitled under this Article IV, the holders of Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares of any and all series, to share, ratably according to the number of Common Shares held by them, in all remaining assets of the Corporation available for distribution to its shareholders.

     SECTION 3.  TERMS OF PREFERRED SHARES.
     (a) Preferred Shares may be issued from time to time in one or more series, each such series to have such distinctive designation and such preferences, limitations, and relative voting and other rights as shall be set forth in these Amended and Restated Articles of Incorporation. Subject to the requirements of the Corporation Law and subject to all other provisions of these Amended and Restated Articles of Incorporation, the Board of Directors of the Corporation may create one or more series of Preferred Shares and may determine the preferences, limitations, and relative voting and other rights of one or more series of Preferred Shares before the issuance of any shares of that series by the adoption of an amendment to these Amended and Restated Articles of Incorporation that specifies the terms of that series of Preferred Shares. All shares of a series of Preferred Shares must have preferences, limitations, and relative voting and other rights identical to those of other shares of the same series. No series of Preferred Shares need have preferences, limitations, or relative voting or other rights identical with those of any other series of Preferred Shares. Before issuing any shares of a series of Preferred Shares, the Board of Directors shall adopt an amendment to these Amended and Restated Articles of Incorporation, which shall be effective without any shareholder approval or other action, that fixes and sets forth the distinctive designation of such series; the number of shares that shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; and the preferences, limitations, and relative voting and other rights of the series. Authority is hereby expressly vested in the Board of Directors, by such amendment, to fix all of the preferences or rights, and any qualifications, limitations, or restrictions of such preferences or rights, of such series to the full extent permitted by the Corporation Law; provided, however, that no such preferences, rights, qualifications, limitations, or restrictions shall be in conflict with these Amended and Restated Articles of Incorporation or any amendment hereof.

     (b) Preferred Shares of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or that, if convertible, have been converted into shares of the Corporation of any other class or series, may be reissued as a part of such series or of any other series of Preferred Shares, subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of Preferred Shares in accordance with Section 3(a) of this Article IV.

                            ARTICLE V
                          Voting Rights

     SECTION 1. COMMON SHARES. Except as otherwise provided by the Corporation Law or by the provisions of these Amended and Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 3(a) of Article IV hereof describing the Preferred Shares or a series thereof, and subject to such shareholder disclosure and recognition procedures (which may include sanctions for noncompliance therewith to the fullest extent permitted by the Corporation Law) as the Corporation may by action of the Board of Directors establish, the Common Shares shall have unlimited voting rights. At every meeting of the shareholders of the Corporation every holder of Common Shares shall be entitled to one vote in person or by proxy for each Common Share standing in such holder's name on the share transfer records of the Corporation.

     SECTION 2. PREFERRED SHARES. Except as required by the Corporation Law or by the provisions of these Amended and Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 3(a) of Article IV hereof describing the terms of Preferred Shares or a series thereof, the holders of Preferred Shares shall have no voting rights or powers. Preferred Shares shall, when validly issued by the Corporation, entitle the record holder thereof to vote on such matters, but only on such matters, as the holders thereof are entitled to vote under the Corporation Law or under an amendment to these Amended and Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 3(a) of Article IV hereof describing the terms of Preferred Shares or a series thereof (which provisions may provide for special, conditional, limited, or unlimited voting rights, including multiple or fractional votes per share, or for no right to vote, except to the extent required by the Corporation Law) and subject to such shareholder disclosure and recognition procedures (which may include sanctions for noncompliance therewith to the fullest extent permitted by the Corporation Law) as the Corporation may by action of the Board of Directors establish.

                           ARTICLE VI
                            Directors

     SECTION 1. NUMBER. The number of Directors shall be fixed by, or fixed in accordance with, the Bylaws. The Bylaws may also provide for staggering the terms of the members of the Board of Directors to the fullest extent permitted by the Corporation Law.

     SECTION 2. ELECTION OF DIRECTORS BY HOLDERS OF PREFERRED SHARES. The holders of one or more series of Preferred Shares may be entitled to elect all or a specified number of Directors, but only to the extent and subject to limitations as may be set forth in the provisions of these Amended and Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 3(a) of Article IV hereof describing the terms of the series of Preferred Shares.

     SECTION 3.  VACANCIES.  Vacancies occurring in the Board of
Directors shall be filled in the manner provided in the Bylaws or, if the Bylaws do not provide for the filling of vacancies, in the manner provided by the Corporation Law.

     SECTION 4. LIMITED LIABILITY OF DIRECTORS. Directors shall be immune from personal liability for any action taken as a Director, or any failure to take any action, to the fullest extent permitted by the Corporation Law and by general principles of corporate law.

     SECTION 5.  REMOVAL OF DIRECTORS.     Any or all of the
members of the Board of Directors may be removed, with or without cause, at a meeting of the shareholders called expressly for that purpose, by the affirmative vote of the holders of at least 80 percent of the outstanding shares then entitled to vote at an election of Directors. However, a Director elected by the holders of a series of Preferred Shares as authorized by Section 2 of this
Article VI may be removed only by the affirmative vote of the holders of a majority of the outstanding shares of that series then entitled to vote at an election of Directors. Directors may not be removed by the Board of Directors.

                           ARTICLE VII
                Approval of Business Combinations

     SECTION 1.  SUPERMAJORITY VOTE.  Except as provided in
Sections 2 and 3 of this Article VII, neither the Corporation nor any of its Subsidiaries shall become party to any Business
Combination with a Related Person without the prior affirmative vote at a meeting of the Corporation's shareholders:

     (a) By the holders of not less than 80 percent of the outstanding shares of all classes of Voting Shares of the Corporation considered for purposes of this Article VII as a single class, and

     (b)     By an Independent Majority of Shareholders.
Such favorable votes shall be in addition to any shareholder vote that would be required without reference to this Section 1 and shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or in other Articles of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation or otherwise.

     SECTION 2. REDUCED SUPERMAJORITY VOTE FOR FAIR PRICING. The percentage vote required by Section 1(a) of this Article VII shall be reduced from not less than 80 percent to not less than two-thirds, if all of the conditions set forth in subsection (a) through (d) of this Section 2 are satisfied.

     (a) The fair market value of the property, securities, or other consideration to be received per share by holders of each class or series of capital shares of the Corporation in the Business Combination is not less, as of the date of the consummation of the Business Combination (the "Consummation Date"), than the higher of the following: (i) the highest per share price (with appropriate adjustments for recapitalization and for share splits, share dividends, and like distributions) including brokerage commissions and solicitation fees paid by the Related Person in acquiring any of its holdings of such class or series of capital shares within the two-year period immediately prior to the first public announcement of the proposed Business Combination ("Announcement Date") or in the transaction in which it became a Related Person, whichever is higher, plus interest accrued daily but compounded annually, from the later of the date that the Related Person became a Related Person (the "Determination Date"), or the date two years before the Consummation Date through the Consummation Date, at the national "prime rate" or "base rate" (as approximated by the report published in The Wall Street Journal or other recognized business publication) from time to time in effect, less the aggregate amount of any cash dividends paid and the fair market value of any dividends paid in other than cash on each share from the date from which interest accrues under the preceding clause through the Consummation Date up to but not exceeding the amount of interest so payable per share; OR (ii) if such class or series is then traded on an exchange (or other recognized market that reports the price of actual transactions) or is the subject of regularly published quotations from two or more broker/dealers who make a market in such class or series for their own accounts, the fair market value per share of such class or series on the Announcement Date, as determined by the highest closing sales price on such exchange or other market or the highest closing bid quotation with respect to such shares during the 30-day period immediately preceding the Announcement Date, or, if such class or series is not then traded on any such exchange or other market and no such quotations are available, the fair market value per share of such class or series on the Announcement Date, as determined by the Board of Directors in good faith by such other reasonable method as the Board of Directors of the Corporation shall, in its discretion, select and apply. In the event of a Business Combination upon consummation of which the Corporation would be the surviving corporation or company or would continue to exist (unless it is provided, contemplated, or intended that as part of such Business Combination or within one year after consummation thereof a plan of liquidation or dissolution of the Corporation will be effected), the term "other consideration to be received" shall include (without limitation) Common Shares and/or the shares of any other class retained by shareholders of the Corporation other than Related Persons who are parties to such Business Combination;

     (b) The consideration to be received in such Business Combination by holders of each class or series of capital shares other than the Related Person involved shall, except to the extent that a shareholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring the majority of the capital shares of such class or series already Beneficially Owned by it within the two-year period ending on the Determination Date;

     (c) After such Related Person became a Related Person and prior to the consummation of such Business Combination: (i) the Board of Directors of the Corporation shall have included at all times representation by Continuing Directors at least proportionate to the ratio that the number of Voting Shares of the Corporation from time to time not Beneficially Owned by the Related Person bears to all Voting Shares of the Corporation outstanding at the time in question (with a Continuing Director to occupy any resulting fractional position among the Directors); (ii) such Related Person shall not have acquired from the Corporation, directly or indirectly, any shares of the Corporation (except upon conversion of convertible securities acquired by it prior to becoming a Related Person or as a result of a pro rata share dividend, share split, or division of shares or in a transaction that satisfied all applicable requirements of this Article VII);
(iii) such Related Person shall not have acquired any additional
Voting Shares of the Corporation or securities convertible into or exchangeable for Voting Shares except as a part of the transaction which resulted in such Related Person's becoming a Related Person;
and (iv) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, or other financial assistance or tax credits provided by the Corporation or any Subsidiary, and (v) such Related Person shall not have made any change in the Corporation's business or equity capital structure or entered into any contract, arrangement, or understanding with the Corporation except any such change, contract, arrangement, or understanding as may have been approved by the favorable vote of not less than a majority of the Continuing Directors of the Corporation; and

     (d) A proxy statement complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder, as then in force for corporations subject to the requirements of Section 14 of such Act (even if the Corporation is not otherwise subject to Section 14 of such Act), shall have been mailed to all holders of Voting Shares for the purpose of soliciting shareholder approval of such Business Combination. Such proxy statement shall contain on the face page thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, a fair summary of an opinion of a reputable investment banking firm addressed to the Corporation as to the fairness (or lack of fairness) of the terms of such Business Combination from the point of view of the holders of Voting Shares other than any Related Person (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests, and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

     SECTION 3. DIRECTOR APPROVAL EXCEPTION. The provisions of Sections 1 and 2 of this Article VII shall not apply if:
     (a) The Continuing Directors of the Corporation by a two-thirds vote (i) have expressly approved a memorandum of understanding with the Related Person with respect to the Business Combination prior to the time the Related Person became a Related Person and the Business Combination is effected on substantially the same terms and conditions as are provided by the memorandum of understanding, or (ii) have otherwise approved the Business Combination (this provision is incapable of satisfaction unless there is at least one Continuing Director); or
     (b) The Business Combination is solely between the Corporation and another corporation, one hundred percent of the Voting Shares of which are owned directly or indirectly by the Corporation.

     SECTION 4.  DEFINITIONS.  For purpose of this Article:

     (a)     A "Business Combination" means:

          (i) The sale, exchange, lease, transfer, or other disposition to or with a Related Person or any Affiliate or Associate of such Related Person by the Corporation or any of its Subsidiaries (in a single transaction or a Series of Related Transactions) of all or substantially all, or any Substantial Part, of its or their assets or businesses (including, without limitation, any securities issued by a Subsidiary);

          (ii) The purchase, exchange, lease, or other acquisition by the Corporation or any of its Subsidiaries (in a single transaction or a Series of Related Transactions) of all or substantially all, or any Substantial Part, of the assets or business of a Related Person or any Affiliate or Associate of such Related Person;

          (iii) Any merger or consolidation of the Corporation or any of its Subsidiaries into or with a Related Person or any Affiliate or Associate of such Related Person or into or with another Person which, after such merger or consolidation, would be an Affiliate or an Associate of a Related Person, in each case irrespective of which Person is the surviving entity in such merger or consolidation;

          (iv)     Any reclassification of securities,
     recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Shares of the Corporation or any Subsidiary thereof which are Beneficially Owned by a Related Person, or any partial or complete liquidation, spinoff, splitoff, or splitup of the Corporation or any Subsidiary thereof; provided, however, that this Section 4(a)(iv) shall not include any such transaction that has been approved by a majority of the Continuing Directors; or

          (v) The acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of Voting Shares or securities convertible into Voting Shares or any voting securities or securities convertible into voting securities of any Subsidiary of the Corporation, or the acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of any rights, warrants, or options to acquire any of the foregoing or any combination of the foregoing Voting Shares or voting securities of the Subsidiary.

     (b) A "Series of Related Transactions" shall be deemed to include (i) a series of transactions with the same Related Person and (ii) a series of separate transactions with a Related Person or any Affiliate or Associate of such Related Person.

     (c) A "Person" shall mean any individual, any firm, corporation, or other entity and any partnership, syndicate, or other group.

     (d) "Related Person" shall mean any Person (other than the Corporation and any of the Corporation's Subsidiaries) who or that:

          (i) is the Beneficial Owner, directly or indirectly, of more than 10 percent of the voting power of the outstanding Voting Shares;

          (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding Voting Shares; or

          (iii) is an assignee of or has otherwise succeeded to any Voting Shares which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

A Related Person shall be deemed to have acquired a share of the Corporation at the time when such Related Person became the Beneficial Owner thereof. For the purposes of determining whether a Person is the Beneficial Owner of 10 percent or more of the voting power of the then outstanding Voting Shares, the outstanding Voting Shares shall be deemed to include any Voting Shares that may be issuable to such Person pursuant to Section 4(e)(ii)(a) of this Article. A Person who is a Related Person at (i) the time any definitive agreement relating to a Business Combination is entered into, (ii) the record date for the determination of shareholders entitled to notice of and to vote on a Business Combination, or
(iii) the time immediately prior to the consummation of a Business Combination, shall be deemed a Related Person.

     (e)     A Person shall be a "Beneficial Owner" of any Voting
Shares:

          (i) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

          (ii) which such Person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement, or understanding; or

          (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of any Voting Shares.

     (f) An "Affiliate" of, or a person Affiliated with, a specific Person means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

     (g) The term "Associate" used to indicate a relationship with any Person means (i) any corporation or organization (other than this Corporation or a majority-owned Subsidiary of this Corporation) of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 5 percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person, or
(iv) any investment company registered under the Investment Company Act of 1940, for which such Person or any Affiliate of such Person serves as investment advisor.

     (h) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Related Person set forth in paragraph (d) of this
Section 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

     (i) "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board"), other than the Related Person who proposes the Business Combination in question and such Related Person's Affiliates and Associates, who was a member of the Board prior to the time that the Related Person who proposes the Business Combination in question became a Related Person or who is a successor of a Continuing Director who was recommended to succeed that Continuing Director by a majority of Continuing Directors then on the Board.

     (j) "Independent Majority of Shareholders" shall mean the holders of a majority of the outstanding Voting Shares that are not Beneficially Owned or controlled, directly or indirectly, by the Related Person who proposes the Business Combination in question.

     (k) "Voting Shares" shall mean all outstanding capital shares of the Corporation or another corporation entitled to vote generally in the election of Directors, and each reference to a proportion of Voting Shares shall refer to such proportion of the votes entitled to be cast by such shares.

     (l) "Substantial Part" means properties and assets involved in any single transaction or a Series of Related
Transactions having an aggregate fair market value of more than 10 percent of the total consolidated assets of the Person in question as determined immediately prior to such transaction or Series of Related Transactions.

     SECTION 5. DIRECTOR DETERMINATIONS. A majority of the Continuing Directors shall have the power to determine for the purposes of this Article VII, on the basis of information known to them: (i) the number of Voting Shares of which any Person is the Beneficial Owner, (ii) whether a Person is an Affiliate or Associate of another, (iii) whether a Person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of "Beneficial Owner, " (iv) whether the assets subject to any Business Combination constitute a Substantial Part, (v) whether two or more transactions constitute a Series of Related Transactions, and (vi) such other matters with respect to which a determination is required under this Article VII.

     In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders when evaluating a Business Combination or a proposal by another Person or Persons to make a Business Combination or a tender or exchange offer, the Board of Directors of the Corporation may, in addition to considering the adequacy of the consideration to be paid in connection with any such transaction, consider all of the following factors and any other factors that it deems relevant:
(i) the social and economic effects of the transaction on the Corporation and its Subsidiaries, employees, customers, creditors, and other elements of the communities in which the Corporation and its Subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring Person or Persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring Person or Persons and its or their Affiliates and Associates, and the possible effect of such conditions upon the Corporation and its Subsidiaries and the other elements of the communities in which the Corporation and its Subsidiaries operate or are located; and (iii) the competence, experience, and integrity of the acquiring Person or Persons and its or their management and Affiliates and Associates.
     SECTION 6. FIDUCIARY DUTIES UNAFFECTED. Nothing in this Article shall be construed to relieve any Related Person from any fiduciary duty imposed by law.

                          ARTICLE VIII
                          Miscellaneous

     SECTION 1. BYLAWS. The Board of Directors shall have the exclusive power to make, alter, amend, or repeal, or to waive provisions of, the Bylaws of the Corporation by the affirmative vote of a majority of the number of Directors then in office, except as otherwise provided by the Corporation Law.

     SECTION 2.  AMENDMENT OR REPEAL.

     (a) Any amendment, change or repeal of Section 5 of Article VI, Article VII, or this Section 2 of Article VIII of these Amended and Restated Articles of Incorporation, or any other amendment of these Amended and Restated Articles of Incorporation which would have the effect of modifying or permitting circumvention of those provisions, shall require the affirmative vote, at a meeting of shareholders of the Corporation, by the holders of at least 80 percent of the outstanding shares of all classes of Voting Shares of the Corporation (considered for purposes of this Section 2(a) as a single class and as defined in Article VII) and, if the amendment, change, or repeal shall be proposed by or on behalf of a Related Person, by an Independent Majority of Shareholders (as those terms are defined in Article VII); provided, however, that this Section 2(a) shall not apply to, and such vote shall not be required for, any such amendment, change, or repeal recommended to shareholders by the favorable vote of not less than two-thirds of the Board of Directors and, if the amendment, change, or repeal shall be proposed by or on behalf of a Related Person, by the favorable vote of not less than two-thirds of the Continuing Directors (as defined in Article VII and computed with reference to the Related Person who shall propose such amendment, change, or repeal), and any such amendment, change, or repeal so recommended shall require only the shareholder vote required under the applicable provisions of the Corporation Law.

     (b) The Corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change, or repeal any provision contained in these Amended and Restated Articles of Incorporation to the extent and in the manner now or hereafter permitted or prescribed by these Amended and Restated Articles of Incorporation and by statute, and all rights herein conferred upon shareholders are granted subject to such reservation.

     SECTION 3. CORPORATION LAW. All references in these Amended and Restated Articles of Incorporation to the Corporation Law shall mean the Indiana Business Corporation Law as it may from time to time be amended and any statute which may in the future supersede or replace, in whole or in part, the Indiana Business Corporation Law, as amended.

     SECTION 4. BUSINESS COMBINATION CHAPTER INAPPLICABLE. The provisions of I.C. 23-1-43 of the Corporation Law are not applicable to the Corporation.